UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2013

The Laclede Group, Inc.

(Exact name of registrant as specified in its charter)

Missouri	1-16681	74-2976504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Olive Street

St. Louis, Missouri 63101

(Address of principal executive offices, including ZIP code)

(314) 342-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On February 11, 2013, The Laclede Group, Inc. (“Laclede”) and its wholly-owned subsidiary, Plaza Massachusetts Acquisition, Inc. (“Plaza”) and Algonquin Power & Utilities Corp. (“APUC”) entered into a Stock Purchase Agreement (the “Agreement”) pursuant to which APUC agreed to acquire, though its subsidiary Liberty Utilities Co, (“Liberty Utilities”), all of the outstanding shares of Plaza’s common stock from Laclede for a purchase price of $11 million (the “Transaction”). As previously disclosed, on December 14, 2012, Laclede and Plaza entered into a Purchase and Sale Agreement (the “NEG PSA”) providing for the acquisition by Plaza of substantially all of the assets and liabilities of New England Gas Company (“NEG”) from Southern Union Company (“SUG”), an affiliate of Energy Transfer Equity, L.P. and Energy Transfer Partners, L.P., and an employee agreement (the “Employee Agreement”) with SUG setting forth certain obligations to SUG with regard to Plaza’s employment of persons currently employed by NEG. The Agreement provides for the acquisition of Plaza by Liberty Utilities immediately prior to the closing of the acquisition under the NEG PSA.

The Agreement includes customary representations, warranties and covenants of Laclede, Plaza and APUC. Until the closing of the Agreement, Plaza will not conduct any business other than related to the acquisition of the assets and liabilities of NEG.

Laclede and APUC have agreed to indemnify each other for breaches of representations, warranties and covenants. Laclede’s aggregate liability with respect to such indemnification obligations is capped at $11 million, except with respect to those representations related to Plaza’s capitalization and Laclede’s ownership of Plaza’s stock, for which Laclede’s liability is uncapped. Laclede further agreed to indemnify APUC for any losses exceeding $15 million (and only to the extent of such excess) resulting from adverse changes, events or conditions with respect to NEG’s business that are known to APUC or Laclede at the closing of the acquisition. Consummation of the Transaction is subject to satisfaction of the conditions precedent to closing of the NEG PSA, and to customary conditions, including, without limitation the absence of any law, injunction, judgment or ruling prohibiting or restraining the Transaction.

The Agreement contains certain termination rights for both Laclede and APUC, including, among others, the right to terminate if the Transaction is not completed by October 14, 2013 (subject to up to four 30-day extensions under certain circumstances related to obtaining required regulatory approvals pursuant to the NEG PSA)(the “End Date”). The Agreement will terminate automatically if the Transaction has not occurred by the End Date unless the End Date is extended pursuant to the NEG PSA, which requires the prior written consent of SUG. Laclede may also terminate the Agreement if (i) APUC has failed to use its reasonable best efforts to obtain governmental consents under the Agreement or (ii) as a primary result of any action or inaction of APUC, the approval of the Massachusetts Department of Public Utilities will not likely be obtained on or prior to the End Date, as it may be extended. If the Agreement is terminated, Laclede will remain obligated, through Plaza, to acquire the assets and liabilities of NEG under the NEG PSA.

A copy of the Agreement is filed as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Consent Agreement

On February 11, 2013, Laclede, APUC and SUG entered into a consent agreement (the “Consent Agreement”), pursuant to which SUG consented to the Transaction and to certain matters intended to coordinate the Transaction with the transactions contemplated by the NEG PSA.

A copy of the Consent Agreement is filed as Exhibit 2.2 to this report and is incorporated herein by reference. The foregoing description of the Consent Agreement does not purport to be complete and is qualified in its entirety by reference to the Consent Agreement.

Item 7.01	Regulation FD Disclosure.

On February 11, 2013, Laclede announced in a press release that it had entered into the Transaction described above under Item 1.01. A copy of the press release is furnished as Exhibit 99.1. The information furnished in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any of Laclede’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Forward Looking Statements

This Current Report on Form 8-K may include certain statements concerning expectations for the future, including statements regarding the anticipated benefits and other aspects of the transactions described above, that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control, including the risk that the transaction described above may not be consummated or that the anticipated benefits from the transactions cannot be fully realized. An extensive list of factors that can affect future results are discussed in Laclede’s Annual Report on Form 10-K for the year ended September 30, 2012, and other documents filed by Laclede from time to time with the Securities and Exchange Commission. Laclede undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

2.1	Stock Purchase Agreement dated February 11, 2013.

2.2	Consent Agreement dated February 11, 2013.

99.1	Press Release dated February 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.

Date: February 11, 2013	By:	/s/ S. L. Lindsey
	Name:	S. L. Lindsey
	Title:	Executive Vice President and Chief Operating Officer,
Distribution Operations

Exhibit Index

Number	Exhibit

2.1	Stock Purchase Agreement dated February 11, 2013.

2.2	Consent Agreement dated February 11, 2013.

99.1	Press Release dated February 11, 2013.